Exhibit 5

                             WYATT, TARRANT & COMBS
                               2800 Citizens Plaza
                           Louisville, Kentucky 40202



                                November 27, 1995

Board of Directors
Trans Financial, Inc.
500 East Main Street
Bowling Green, Kentucky  42101

Gentlemen:

         We have acted as counsel to Trans Financial, Inc., a Kentucky corporation (the "Company"), in connection with the registration of 25,000 shares of the Company's common stock (the "Shares"), on the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act").

         We have examined and are familiar with the Company, its organization and proceedings related thereto. We have also examined such other documents and procedures as we have considered necessary for the purpose of this opinion.

         Based upon the foregoing and subject to the qualifications hereinafter set forth, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

         We are members of the Bar of the Commonwealth of Kentucky and do not purport to be experts on the laws of any jurisdiction other than the Commonwealth of Kentucky and the Federal laws of the United States of America, and we express no opinion as to the laws of any jurisdiction other than those specified.

         Our opinion is directed to the Board of Directors of the Company and may not be relied upon by any persons other than said directors and recipients of the prospectus. We expressly disclaim any responsibility for advising
you  of  any  change   hereafter   occurring in circumstances  touching
or concerning the transaction which is the subject of this opinion, including any changes in the law or in factual matters occurring subsequent to the date of this opinion.

         We hereby consent to the filing of this opinion, or copies thereof, as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Sincerely,

                                            WYATT, TARRANT & COMBS
                                            /s/Wyatt, Tarrant & Combs